EXECUTION COPY


                             INTERCREDITOR AGREEMENT


          INTERCREDITOR AGREEMENT, dated as of April 11, 2001 (as may be amended, supplemented or otherwise modified from time to time, the "Agreement"), among (a) The Chase Manhattan Bank, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the "Senior Agent") under the Credit Agreement, dated as of May 6, 1997 (as amended, supplemented or otherwise modified from time to time, the "Senior Credit Agreement"), among Telex Communications, Inc. (the "Borrower"), the several banks and other financial institutions from time to time parties thereto (the "Senior Lenders"), the Senior Agent and Morgan Stanley Senior Funding, Inc., as documentation agent for the Senior Lenders; (b) TCI Investments LLC and GoldenTree High Yield
Opportunities I, L.P., as co-agents (in such capacity, together with their successors and assigns, the "Junior Agents") for the holders of the Second Priority Obligations referred to below (in such capacity, the "Junior Lenders"); and (c) the Borrower.

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, pursuant to the Senior Credit Agreement, (a) the Senior Lenders have made loans and other extensions of credit to the Borrower and (b) the Borrower and the Guarantors have executed certain security documents pursuant to which the Borrower and the Guarantors granted to the Senior Agent, for the benefit of the Senior Lenders, a first priority security interest in the Collateral (as defined herein) to secure their respective obligations arising in connection with the Senior Credit Agreement;

          WHEREAS, pursuant to the Junior Credit Agreement, the Junior Lenders have agreed to purchase senior secured notes of the Borrower, which loans and related obligations shall be, among other things, secured by Liens on the Collateral junior to the Liens securing the First Priority Obligations and subordinate in right of payment to the First Priority Obligations pursuant to the terms and conditions of this Agreement;

          WHEREAS,  in connection  with the execution and delivery of the Junior
Credit Agreement, the Borrower has agreed to enter into the Junior Security Documents in favor of the Junior Agents to grant liens and security interests to secure the loans and related obligations under the Junior Credit Agreement;

          WHEREAS, the Senior Lenders, the Borrower and the Senior Agent are simultaneously herewith executing and delivering Waiver, Amendment No. 4, Agreement and Consent, dated as of the date hereof ("Amendment No. 4"), to and under the Senior Credit Agreement pursuant to which certain provisions of the Senior Credit Agreement are being amended to, among other things, permit the Borrower to incur the indebtedness under the Junior Credit Agreement and to grant liens on the Collateral to secure the Borrower's obligations in respect of such indebtedness so long as such indebtedness and such liens are subordinate to the


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obligations  owed to, and liens  granted  to, or for the  benefit of, the Senior
Lenders on terms satisfactory to the Senior Lenders; and

          WHEREAS, it is a condition to the effectiveness of Amendment No. 4 that the parties hereto execute and deliver this Agreement to set forth the terms of the subordination in favor of the Senior Lenders of the Junior Lien on the Collateral to the Senior Lien on the Collateral, the subordination of the Second Priority Obligations to the First Priority Obligations and the respective rights of the Senior Agent and the Senior Lenders, on the one hand, and the Junior Agents and the Junior Lenders, on the other hand, in respect of the exercise of rights and remedies in respect of the Collateral and the application of any proceeds thereof and certain other matters.

          NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

          1. Definitions. (a) As used in this Agreement, (i) the terms defined in the preamble and recitals shall have the meanings assigned thereto, (ii) capitalized terms that are used herein without being defined shall have the meanings assigned thereto in the Senior Credit Agreement and (iii) the following terms shall have the following meanings:

          "Bankruptcy Code" means The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. ss.ss. 101 et seq.

          "Collateral" means the collective reference to any assets or property of the Borrower or any Guarantor, and any proceeds thereof, at any time subject to a Lien in favor of the Senior Agent under the Guarantee and Collateral Agreement to secure the First Priority Obligations or a Lien in favor of the Junior Agents to secure the Second Priority Obligations, including without limitation, all "Collateral" as defined in any of the Senior Security Documents or Junior Security Documents.

          "First Priority Obligations" means the collective reference to all of the obligations, liabilities and indebtedness of the Borrower under and as defined in any of the Senior Security Documents; provided that the principal amount of the First Priority Obligations shall not exceed $120,000,000 less the amount of prepayments of the Term Loans and the permanent reductions of the Revolving Credit Commitment and less any Net Cash Proceeds of an Asset Sale or other Disposition retained by the Borrower (and not applied to the permanent reduction and/or prepayment of the First Priority Obligations), provided further that, for purposes of Section 6(c) hereof, the principal amount of the First Priority Obligations shall not exceed the sum of (x) the principal amount of the First Priority Obligations outstanding as of the date of the commencement of a case under the Bankruptcy Code and (y) $25,000,000, which such total shall be reduced by any Net Cash Proceeds of an Asset Sale or other Disposition retained by the Borrower (and not applied to the permanent reduction and/or prepayment of the First Priority Obligations) .


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          "Junior Credit Agreement" means that certain Note Purchase  Agreement, dated as of April 11, 2001, among the Borrower, the Junior Agents and the Junior Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

          "Junior Lien" means the collective reference to the Liens on the Collateral granted pursuant to the Junior Security Documents or otherwise to secure the Second Priority Obligations.

          "Junior Loan Documents" means the collective reference to the Junior Credit Agreement, the Junior Notes, the Junior Security Documents and any other documents or notes relating to the New Indebtedness.

          "Junior Notes" means the collective reference to the promissory notes evidencing the loans made and interest paid in kind or capitalized to principal under the Junior Credit Agreement.

          "Junior Security Documents" means the collective reference to the security documents delivered to the Junior Agents in connection with the Junior Credit Agreement granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower under the Junior Credit Agreement.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar rights of a third party with respect to such securities.

          "Permitted Payments" means (i) the issuance by the Borrower of additional Junior Notes to the Junior Lenders in respect of accrued interest on the Second Priority Obligations, (ii) the payment to each Junior Lender in cash of fees in an aggregate amount not to exceed 6% of the principal amount of the New Indebtedness provided by such Junior Lender upon the incurrence of the New Indebtedness by the Borrower and (iii) the payment of the Second Priority Obligations upon the stated maturity date of the Junior Notes (which shall be no earlier than April 11, 2004) so long as, with respect to clause (iii), no Default or Event of Default shall have occurred and be continuing under the Senior Credit Agreement on the date of such payment.

          "Required Senior Lenders" means the Required Lenders under the Senior redit Agreement.

          "Second Priority Obligations" means the collective reference to all of the obligations, liabilities and indebtedness of the Borrower under and as defined in the Junior Loan Documents.


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          "Senior  Lien"  means  the  collective  reference  to the Liens on the
Collateral granted pursuant to the Senior Security Documents or otherwise to secure the First Priority Obligations.

          "Senior Loan Documents" means the Loan Documents under and as defined in the Senior Credit Agreement.

          "Senior Security Documents" means the collective reference to the Mortgages, the Guarantee and Collateral Agreement, the Patent and Trademark Security Agreement and all other similar security documents delivered to the Senior Agent in connection with the Senior Credit Agreement granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower and the Guarantors under the Senior Credit Agreement, under any Notes and/or under any of the other Senior Loan Documents, or to secure any guarantee of any such obligations or liabilities.

          (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and paragraph references are to this Agreement unless otherwise specified. The phrases "prior payment in full," "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to any First Priority Obligations shall mean the collective reference to (i) the indefeasible payment in full, in immediately available funds, of all such First Priority Obligations, (ii) the termination of the Revolving Credit Commitments and the Swing Line Commitment and (iii) the cash collateralization of any L/C Obligations comprised of the aggregate undrawn and unexpired amount of then outstanding Letters of Credit in accordance with the terms of the Senior Credit Agreement.

          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Acknowledgments; Agreements. (a) The Junior Agents, on their own behalf and on behalf of the Junior Lenders, and the Junior Lenders (i) acknowledge and agree that the Junior Lien on the Collateral shall under all circumstances be junior in priority and subordinated to the Senior Lien on the Collateral and that the Junior Lenders shall not have any claim to or in respect of the Collateral, or any proceeds of or realization on the Collateral, on a parity with or prior to the claim of the Senior Lenders, (ii) acknowledge and agree that until the First Priority Obligations have been paid in full, the exercise of rights and remedies in respect of the Junior Lien by the Junior Lenders under the Junior Loan Documents and applicable law shall be limited to the extent set forth in, and shall be governed by, this Agreement and (iii) acknowledge and affirm that neither the Senior Agent nor the Senior Lenders would have executed Amendment No. 4 in the absence of the execution and delivery of this Agreement by the parties hereto.

          (b) The Junior Agents, on their own behalf and on behalf of the Junior Lenders, the Junior Lenders, and the Senior Agent, on its own behalf and on behalf of the Senior Lenders, acknowledge and agree that until the First Priority Obligations have been paid in full, the Senior Agent shall hold in its capacity as the Senior Agent under the Senior Credit Agreement, and for so long as the Pledged Securities, or any portion of the Collateral for which the security interest


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therein is  perfected  by  obtaining  possession  or dominion  and  control,  as applicable, of such Collateral (the "Controlled Collateral"), form part of the Collateral for the Second Priority Obligations as bailee for the Junior Agents or the Junior Lenders, all the Pledged Securities or the Controlled Collateral pledged to the Senior Agent pursuant to the Senior Security Documents and the Junior Agents pursuant to the Junior Security Documents. The Senior Agent shall deliver such Pledged Securities and the Controlled Collateral held by it to the Junior Agents once the First Priority Obligations have been paid in full.

          (c) The Senior Agent agrees to deliver to the Junior Agents (i) copies of notices and publicly filed pleadings served or furnished by the Senior Agent to the Borrower with respect to the Collateral held by the Senior Agent, (ii) copies of notices delivered to the Borrower under the Senior Credit Agreement and (iii) information regarding the Collateral as reasonably requested from time to time by the Junior Agents from the Senior Agent.

          3. Subordination. (a) The Borrower, the Junior Agents and each Junior Lender agree, for itself and each future holder of the Second Priority Obligations, that the Second Priority Obligations are expressly "subordinate and junior in right of payment" (as that phrase is defined in paragraph 3(b) hereof) to all First Priority Obligations.

          (b) "Subordinate and junior in right of payment" means that:

               (1) no part of the Second Priority Obligations shall have any claim to the assets of the Borrower on a parity with or prior to the claim of the First Priority Obligations; and

               (2) unless and until the First Priority Obligations under the Senior Credit Agreement have been paid in full, no Junior Lender shall take, demand or receive from the Borrower, and the Borrower shall not make, give or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment on account of principal or interest of (other than the Permitted Payments) or security for the whole or any part of the Second Priority Obligations, including, without limitation, any letter of credit or similar credit support facility to support payment of the Second Priority Obligations.

          (c) The Borrower, the Junior Agents and each Junior Lender agree, for itself and each future holder of the Second Priority Obligations, that upon the occurrence of any event or proceeding described in subsection 9(f) of the Senior Credit Agreement commenced by or against the Borrower:

               (1) all First Priority Obligations shall be paid in full before any direct or indirect payment or distribution is made with respect to the Second Priority Obligations; and

               (2) any direct or indirect payment or distribution of assets of the Borrower, whether in cash, property or securities, to which any Junior Lender would be entitled except for the provisions hereof, shall be paid or delivered by the Borrower, or any receiver, trustee in bankruptcy, liquidating trustee, disbursing agent or other Person making such payment or distribution, directly to the Senior Agent, for the account of the Senior Lenders, to the extent


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necessary to pay in full all First Priority  Obligations,  before any payment or distribution shall be made to any Junior Lenders.

          (d) Upon the occurrence of any event or proceeding described in subsection 9(f) of the Senior Credit Agreement commenced by or against the
Borrower:

               (1)  the  Junior  Agents  and  each  Junior  Lender   irrevocably
authorize and empower the Senior Agent (A) to demand, sue for, collect and receive every payment or distribution on account of the Second Priority Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefore, (B) if no claims or proofs of claim have been filed by the Junior Agents or any of the Junior Lenders by the date that is ten
(10) days prior to the deadline for the filing thereof in any statutory or non-statutory proceeding, to file claims and proofs of claim in such proceeding and take such other actions, in its own name as Senior Agent, may deem necessary or advisable for the enforcement of the provisions of this Agreement, and (C) to vote to accept or reject a plan of reorganization under Chapter 11 of the Bankruptcy Code if the Junior Agents or any of the Junior Lenders fail to vote by the date that is five (5) days prior to the deadline for the voting of such claims, provided that the foregoing authorization and empowerment imposes no obligation on the Senior Agent to take any such action;

               (2) the Junior Agents and each Junior Lender shall take such action, duly and promptly, as the Senior Agent may reasonably request from time to time (A) to collect the Second Priority Obligations for the account of the Senior Lenders and (B) to file appropriate proofs of claim in respect of the Second Priority Obligations; and

               (3) the Junior Agents and each Junior Lender shall execute and deliver such powers of attorney, assignments or proofs of claim or other instruments as the Senior Agent may reasonably request to enable the Senior Agent to enforce any and all claims in respect of the Second Priority Obligations and to collect and receive any and all payments and distributions which may be payable or deliverable at any time upon or in respect of the Second Priority Obligations.

          4. Rights in Collateral. (a) Notwithstanding (i) anything to the contrary contained in the Senior Loan Documents or any other document, filing or agreement (other than this Agreement) related to the creation, attachment, perfection or existence of the Senior Lien or the Junior Lien; (ii) the time, place, order or method of attachment or perfection of the Senior Lien or the Junior Lien; (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect security interests in any Collateral or any failure of the Senior Agent to file or record any financing statement or any continuations thereof under the Uniform Commercial Code or other law of any applicable jurisdiction with respect to the Senior Lien or the Junior Lien and (iv) the rules for determining priority under any law governing the relative priorities of secured creditors, the Senior Lien shall have priority over and be senior and superior to the Junior Lien.

          (b) So long as this  Agreement  has not been  terminated  pursuant  to
Section 9 hereof, and regardless of whether or not the First Priority


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Obligations  or the Second  Priority  Obligations  have been  accelerated or any bankruptcy proceeding or similar event or proceeding has been commenced by or against the Borrower:

               (i) Except as otherwise provided in this subsection (b), neither the Junior Agents nor the Junior Lenders (individually or collectively) shall exercise any rights or remedies in respect of the Collateral or the Junior Lien, whether under the Junior Loan Documents, applicable law or otherwise, including without limitation, any action to institute any judicial or nonjudicial or similar action or proceeding in respect of the Junior Lien or to seek relief from the automatic stay pursuant to Section 362 of the Bankruptcy Code, and neither the Junior Agents nor the Junior Lenders shall have any right whatsoever to direct the Senior Agent to exercise or seek to exercise or refrain from exercising any rights or remedies in respect of the Collateral. Upon the payment in full of the First Priority Obligations, the Junior Agents and any of the Junior Lenders shall have the right to enforce the provisions of the Junior Security Documents and exercise remedies thereunder in accordance with the terms thereof;

               (ii) Except as otherwise provided in this subsection (b), subject to the terms of the Senior Security Documents, the Senior Agent shall have the exclusive right to exercise rights and remedies in respect of the Collateral under the Senior Security Documents, applicable law or otherwise and, in exercising such rights and remedies with respect to the Collateral, the Senior Agent and any of the Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder and under applicable law (or refrain from enforcing any such rights and exercising any such remedies), all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include, without limitation, the rights of the Senior Agent or the Senior Lenders to sell or otherwise dispose of the Collateral, to incur expenses in connection with such exercise and enforcement, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or similar laws of any applicable jurisdiction;

               (iii) Neither of the Junior Agents nor any of the Junior Lenders shall (A) prior to the commencement of a case under the Bankruptcy Code, contest, protest, object to, interfere with, seek to enjoin or invoke or utilize any provision of any document, law or equitable principle, or otherwise take any other action whatsoever which might prevent, delay or impede, any exercise of rights or remedies by the Senior Agent or the Senior Lenders under any Senior Loan Document or applicable law in respect of the Collateral or the Senior Lien, including without limitation, any action of foreclosure so long as the Senior Agent and the Senior Lenders are proceeding in a commercially reasonable manner and (B) contest the validity or enforceability of the First Priority Obligations or the validity, perfection, priority or enforceability of the Senior Lien (it being understood and agreed that the terms of this Agreement shall govern even if part or all of the First Priority Obligations or the Senior Lien are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise);

               (iv) The Junior Agents and the Junior Lenders shall be deemed to have consented to any Asset Sale or other Disposition of any property, business or assets of the Borrower or any of its Subsidiaries, and the release of any or all of the Collateral from the Junior Lien in connection therewith, if the Required Senior Lenders shall have approved such Asset


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Sale or other  Disposition  in  accordance  with the terms of the Senior  Credit
Agreement, notwithstanding that the Net Cash Proceeds of any such Asset Sale or other Disposition may not be sufficient to pay in full the First Priority Obligations or any portion of the Second Priority Obligations; provided that, prior to any bankruptcy proceeding or similar event or proceeding having been commenced by or against the Borrower, the Junior Agents and the Junior Lenders shall not be deemed to have consented to any such Asset Sale or Disposition if (after giving effect to the intended use of the Net Cash Proceeds of such Asset Sale or Disposition) the Borrower has been permitted to retain (and not apply to the permanent prepayment and/or reduction of the First Priority Obligations) an aggregate amount of the Net Cash Proceeds from any Asset Sales or Dispositions occurring after the Amendment No. 4 Effective Date in excess of $10,000,000;

               (v) Without limiting the foregoing, the Senior Agent and the Senior Lenders shall have the sole and exclusive right (without the consent of the Junior Agents or any Junior Lender and without any duty, obligation or liability arising from any such action) (A) in connection with the exercise of remedies pursuant to the Senior Loan Documents or applicable law, to consent to any proposed Asset Sale or other Disposition of any Collateral, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings, in a manner consistent with subsections (iii) and (iv) above, and (B) in connection with any Asset Sale or other Disposition, to release the Senior Lien on any Collateral in connection with any such Asset Sale or other Disposition, whether at private sale or pursuant to foreclosure, bankruptcy or other judicial or nonjudicial proceedings in accordance with subsection (iv) above, and the Junior Agents and the Junior Lenders shall be deemed to have consented to such release, Asset Sale or other Disposition and any Junior Lien on the portion of any Collateral released, sold or disposed of shall be automatically extinguished and discharged upon any such release, Asset Sale or other Disposition; and

               (vi) Unless and until the First Priority Obligations have been paid in full, any money, property, securities (other than the issuance of the Junior Notes in respect of the Permitted Payments) or other direct or indirect distributions of any nature whatsoever received by the Senior Agent, any Senior Lender, either of the Junior Agents or any Junior Lender in respect of the First Priority Obligations or the Second Priority Obligations including, without limitation, from the sale, Disposition or other realization upon or other exercise of remedies in respect of all or any part of the Collateral, regardless of whether such money, property, securities or other distributions are received directly or indirectly during the pendency of or in connection with any bankruptcy, insolvency or other like proceeding or otherwise, shall be delivered to the Senior Agent in the form received, duly indorsed to such party, if required, and applied by the Senior Agent as provided in the Senior Loan Documents. Until so delivered, such payment or distribution to the extent received by either of the Junior Agents or any Junior Lender shall be held in trust by such party as the property of the Senior Lenders, segregated from other funds and property held by either of the Junior Agents or such Junior Lender;

provided that notwithstanding the limitations set forth in clauses (i) and (ii) above, the Junior Agents shall be entitled (A) to accelerate the Second Priority Obligations no earlier than the first to occur of (x) the acceleration of the First Priority Obligations, (y) at any time an event of default under the Junior Loan Documents has occurred and is continuing for more than 180 days,


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and (z) the date that is five (5) business  days  preceding  the date on which a payment is due under the EVI Senior Subordinated Notes Documents or the Senior Subordinated Notes Documents so long as the Senior Agent has theretofore not delivered a notice to the applicable trustee effecting a blockage of payments to the trustee and/or holders of such notes in accordance with the applicable notes documents and the Junior Loan Documents; (B) to deliver a notice to the trustee for each of the EVI Senior Subordinated Notes and the Senior Subordinated Notes for the purpose of effecting a blockage of payments to the trustee and/or holders of such notes; and (C) to exercise the rights and remedies available to the Junior Agents or any of the Junior Lenders under the Junior Loan Documents after the 180th day following notice to the Senior Agent of the occurrence of an event of default in respect of the Second Priority Obligations and an intention to so exercise such rights and remedies so long as prior to the expiration of said 180 day period (aa) the subject event of default has not been cured or waived and (bb) the Senior Agent has not theretofore initiated the exercise of its rights and remedies provided under the Senior Loan Documents; provided, that if the Senior Agent exercises rights and remedies after either of the Junior Agents or any of the Junior Lenders have commenced the exercise of their rights and remedies in accordance with the foregoing, such Junior Agent and/or such Junior Lender shall, upon the direction of the Senior Agent, immediately cease any such exercise and shall take such steps as shall be reasonably requested by the Senior Agent to substitute the Senior Agent as a party to any pending action.

          5. Obligations Unconditional; Waivers, Covenants and Agreements of the Junior Agents and the Junior Lenders. (a) All rights and interests of the Senior Agent and the Senior Lenders hereunder and all agreements and obligations of the Junior Agents and the Junior Lenders hereunder shall remain in full force and effect irrespective of:

               (i) any lack of validity or enforceability of the First Priority Obligations, the Senior Lien, any Senior Loan Document or any other document or agreement in respect of the First Priority Obligations or the Senior Lien, including without limitation, any exchange, release or nonperfection of the Senior Lien;

               (ii) any change in the time,  manner or place of  payment,  or in any other term, of all or any of the First Priority Obligations (including without limitation, any rescission, in whole or in part, by the Senior Lenders of any demand for payment of any First Priority Obligations), or any participation, sale, assignment or other transfer of any of the First Priority Obligations, or any amendment, waiver, deferral, extension, renewal, refinancing, replacement, refunding, acceleration, compromise, release, alteration, supplementation, termination or other modification, in whole or in part, including any increase in the amount thereof (subject to the limitations in the definition of First Priority Obligations), whether by course of conduct or otherwise, of the First Priority Obligations or of the terms of the Senior Credit Agreement, any other Senior Loan Document or any other document or agreement relating to the First Priority Obligations or the Senior Lien; or

               (iii) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any Guarantor in respect of the First Priority Obligations or the Senior Lien, or either of the Junior Agents or any Junior Lender in respect of this Agreement, including without limitation, the avoidance or disallowance in any bankruptcy, insolvency or other like proceeding or otherwise, of the First Priority Obligations or the Senior Lien.

          (b) The Junior Agents (individually and collectively) and each of the Junior Lenders hereby waive (i) reliance by the Senior Lenders upon the subordination and other intercreditor arrangements set forth in this Agreement and (ii) any notice of the creation, renewal, extension or accrual of any of the First Priority Obligations and notice of or proof of reliance by the Senior Lenders upon this Agreement. The First Priority Obligations shall be deemed conclusively to have been created, contracted or incurred in reliance on this Agreement, and all dealings between the Borrower, the Junior Agents, the Junior Lenders, the Senior Agent and the Senior Lenders shall be deemed to have been consummated in reliance upon this Agreement.

          (c) The Junior Agents (individually and collectively) and each of the Junior Lenders hereby waive any claim against the Senior Agent or any Senior Lender with respect to, or arising out of, any action or inaction or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Senior Agent or any such Senior Lender or their respective directors, officers, employees or agents (i) with respect to any exercise of (or any delay in exercising, failure to exercise or decision to refrain from exercising) any rights or remedies in respect of the First Priority Obligations and the Senior Lien under the Senior Loan Documents or applicable law or (ii) in connection with any transaction relating to the Collateral. Neither the Senior Agent, any Senior Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof, except as specifically provided in this Agreement.

          (d) Notwithstanding any claim for subrogation that the Junior Agents or any Junior Lender may otherwise have under applicable law, neither of the Junior Agents nor any of the Junior Lender shall be subrogated to the rights of the Senior Lenders in respect of the First Priority Obligations to receive distributions of Collateral in respect of the Senior Lien until the First Priority Obligations shall have been paid in full.

          (e) Neither the Senior Agent nor any Senior Lender has made, and none of them hereby or otherwise makes to either of the Junior Agents or any Junior Lender, any representations or warranties, express or implied, nor does the Senior Agent nor any Senior Lender assume any liability to either of the Junior Agents or any Junior Lender with respect to, the financial or other condition of the Borrower or any of its Subsidiaries, the Borrower's or such Subsidiaries' title to, the value of, or any other matter in respect of any Collateral or the enforceability, validity, priority, value or collectability of the First Priority Obligations, any Senior Loan Document, the Senior Lien, the Second Priority Obligations, the Junior Loan Documents or the Junior Lien.

          6. Provisions Applicable After Bankruptcy. The intercreditor and Lien subordination arrangements set forth in this Agreement, including without limitation, the subordination of the Second Priority Obligations to the First Priority Obligations and the subordination of the Junior Lien to the Senior Lien, shall continue in full force and effect notwithstanding the occurrence of any case under the Bankruptcy Code, and in furtherance thereof:

          (a) the Senior Lien shall be reinstated to the extent the Senior Agent or any Senior Lender is required to turn over or otherwise pay to the bankruptcy estate of the Borrower or any Guarantor any amount of the First Priority
Obligations (and as a result thereof any portion of the Senior Lien is released), and the Senior Lien so reinstated shall have the same benefits hereunder as if the First Priority Obligations had never been paid;

          (b) to the extent that either of the Junior Agents or any of the Junior Lenders have or acquire any rights under Section 363 or Section 364 of the Bankruptcy Code with respect to the Junior Lien, (i) the Junior Agents and the Junior Lenders will only assert such rights as reasonably requested by the Senior Agent, acting at the direction of the Senior Lenders, and then only in a manner consistent with Section 4 hereof, including without limitation, in a manner consistent with the subordination, pursuant to this Agreement, of the Junior Lien to the Senior Lien and (ii) the benefit of the existence, acquisition or assertion of any such rights shall be subject to the subordination and other terms of this Agreement;

          (c) in connection with any financing or use of cash collateral or other Collateral of the Borrower subsequent to the commencement of a case under the Bankruptcy Code (collectively, "DIP Financing"), the Junior Agents and the Junior Lenders shall be deemed to have consented to any DIP Financing and shall have no further right to adequate protection in connection therewith, provided that (i) the Junior Agents and the Junior Lenders are granted (x) replacement Liens on property that are subordinate and junior in all respects to the Liens of the Senior Agent as provided herein and to any Liens granted in connection with such DIP Financing and (y) status as a holder of an administrative claim of the same type as provided to the Senior Agent subordinate and junior to any administrative claim granted to the Senior Agent, (ii) the Junior Agents receive reimbursement for the reasonable fees and expenses of a single counsel to the Junior Agents and (iii) the First Priority Obligations inclusive of the DIP Financing does not exceed the maximum amount permitted hereunder; and

          (d) neither of the Junior Agents nor any of the Junior Lenders are entitled to seek adequate protection except (i) as provided in paragraph (c) above and (ii) with respect to DIP Financing (other than as described in paragraph (c) above) so long as such adequate protection is consistent with the subordination in this Agreement.

          7. Further Assurances. Each of the Borrower, the Junior Agents and the Junior Lenders, at the Borrower's expense and at any time from time to time, upon the reasonable request of the Senior Agent or the Senior Lenders, will promptly and duly execute and deliver such further instruments and documents (including amendments to their financing statements filed against the Borrower and any of its Subsidiaries stating that the rights of the Junior Agents and the Junior Lenders are subject to the terms hereof and together with such assignments or endorsements as the Senior Agent or the Senior Lenders may reasonably deem necessary) and take such further actions as the Senior Agent or the Senior Lenders may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

          8. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Agent and the Senior Lenders, on the one hand, and the Junior Agents and the Junior Lenders, on the other hand, in respect of the subordination of the Second Priority Obligations to the First Priority Obligations and the Collateral and no other Person or entity shall have any right, benefit or other interest under this Agreement. Nothing contained in this Agreement is intended to affect or limit, in any way whatsoever, the security interests, Liens and other rights that the Senior Lenders and the Junior Lenders have under the Senior Loan Documents and the Junior Loan Documents, respectively, insofar as the rights of the Borrower, any Subsidiaries of the Borrower or any other Person or entity are involved.

          9. Termination of Agreement. Upon payment in full of the First Priority Obligations, this Agreement shall terminate, and the exercise of rights and remedies by the Junior Agents or the Junior Lenders in respect of the Collateral shall thereafter be governed by the Junior Loan Documents. In the event that any Second Priority Obligations remain outstanding and unpaid after payment in full of the First Priority Obligations, the Senior Agent shall, upon the request of the Junior Agents, assign the Senior Lien to secure the Second Priority Obligations and shall provide to the Junior Agents all such other documents or confirmations as may be required to effect the transfer of all rights therein to the Junior Agents, on behalf of the Junior Lenders, without recourse to the Senior Agent or the Senior Lenders. If the Senior Agent receives as part of any enforcement or collection proceedings any amounts or property in excess of that required to pay the First Priority Obligations in full, then the Senior Agent shall pay to the Junior Agents as promptly as is commercially reasonable all such amounts, in the same form as received, with any necessary non-recourse endorsement.

          10. Powers Coupled With An Interest. (a) All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the First Priority Obligations are paid in full.

          (b) The Senior Agent and each Senior Lender, on the one hand, and the Junior Agents and each Junior Lender, on the other hand, is hereby authorized to demand specific performance of the provisions of this Agreement when any of such parties have failed to comply with any terms or provisions hereof, and each of them waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

          11. Notices. (i) All notices, requests and demands to or upon the Senior Agent or any of the Senior Lenders to be effective shall be made in accordance with subsection 11.2 of the Senior Credit Agreement and (ii) all notices, requests and demands to or upon either of the Junior Agents or the Borrower to be effective shall be made in accordance with Article 15 of the Junior Credit Agreement.

          12. Counterparts. This Agreement may be executed by one or more of the parties on any number of separate counterparts (including by facsimile transmission), each of which shall constitute an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          13. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          14. Integration. This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. The parties hereto agree that the terms of this Agreement shall govern and control in the event, and to the extent, of any inconsistency between the terms of this Agreement and either of the Senior Loan Documents or the Junior Loan Documents.

          15. Amendments in Writing; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Senior Agent (with the consent of the Required Senior Lenders) and each of the Junior Agents (with the consent of the Required Purchasers (as defined in the Junior Credit Agreement)).

          (b) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. No failure to exercise, nor any delay in exercising, on the part of the Senior Agent or any Senior Lender, any right, power or privilege hereunder or under any Senior Loan Document shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          16. Successors and Assigns. (a) This Agreement shall be binding upon and shall inure to the benefit of the Senior Agent, the Junior Agents, each Senior Lender and each Junior Lender and their respective successors and assigns to the same extent as if any such successor or assign was an original party hereto.

          (b) In the event the First Priority Obligations are paid in full as a result of a replacement, refinancing or refunding of the First Priority Obligations, the lenders under any such new credit facility or facilities shall be entitled (without any action by any party hereto) to succeed to the benefits of the subordination of the Second Priority Obligations and the first priority Lien on the Collateral to the extent afforded to the Senior Agent and the Senior Lenders as set forth herein and to the extent of the then balance of the First Priority Obligations (but not for any additional amount), and neither of the Junior Agents nor the Junior Lenders shall continue to have more rights or remedies in respect of the Collateral than those provided to the Junior Agents in respect of the Junior Lien hereunder. In furtherance thereof, each of the Junior Agents and the Junior Lenders agree to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who causes the First

Priority Obligations to be paid in full, whether such successor financing, refinancing or replacement occurs by transfer, assignment, "takeout" or any other means or vehicle.

          17. Expenses. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Senior Agent, including the reasonable fees, charges and disbursements of counsel for the Senior Agent, in connection with the preparation and administration of this Agreement and (ii) all reasonable out-of-pocket expenses incurred by the Senior Agent and any Senior Lender, including the reasonable fees, charges and disbursements of any counsel for the Senior Agent or any Senior Lender, in connection with the enforcement or protection of any rights under this Agreement.

          (b) Without limiting the indemnity obligations of the Borrower under subsection 11.5 of the Senior Credit Agreement or the indemnity obligations of the Borrower under Article 12 of the Junior Credit Agreement, the Borrower shall pay, indemnify, and hold each Senior Lender, each Junior Lender, the Senior Agent and the Junior Agents (each such Person, an "Indemnitee") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including without limitation fees, charges and disbursements of any counsel for any Indemnitee) arising out of, in connection with, or as a result of (i) the execution and delivery of this Agreement by the Borrower, or (ii) any action taken or omitted to be taken by the Borrower with respect to this Agreement, provided that such indemnity under clauses (i) and (ii) above shall not be available to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          18. Authority of Senior Agent. Pursuant to the Senior Loan Documents, each Senior Lender has appointed the Senior Agent to act as its agent on behalf of such Senior Lender for all purposes in connection with this Agreement. Except with respect to any amendment or waiver of any of the terms or provisions of this Agreement pursuant to Section 15 hereof, any action to be taken pursuant to this Agreement by the Senior Lenders or by the Senior Agent, on behalf of the Senior Lenders, shall be authorized if any such action is authorized by the Required Senior Lenders. The Senior Lenders acknowledge that (a) the rights and obligations of the Senior Agent under this Agreement or resulting or arising out of this Agreement shall be governed by this Agreement and Section 10 of the Senior Credit Agreement, (b) except to the extent expressly set forth in this Agreement with respect to the right of the Senior Lenders to direct the Senior Agent to take or refrain from taking action in respect of the Collateral and the Senior Lien on behalf of the Senior Lenders, nothing contained in this Agreement shall be deemed to amend or modify the rights of the Required Lenders under the Loan Documents, or be deemed to amend or modify Section 10 of the Senior Credit Agreement and (c) in no event shall this Agreement be deemed to amend or modify the protection or exculpation afforded to the Senior Agent under Section 10 of the Senior Credit Agreement or any other applicable provision of any other Senior Loan Document. Notwithstanding any provisions of the Senior Loan Documents to the contrary, as between the Senior Lenders, on the one hand, and the Junior Agents and the Junior Lenders, on the other hand, the Junior Agents and the Junior Lenders shall not be required or entitled to inquire as to or verify the authority or power of the Senior Agent to act on behalf of the Senior Lenders pursuant to this Agreement, and the Junior Agents and the Junior Lenders shall, without inquiry and without notice to any of the Senior Lenders, rely upon any act taken or notice given or any document executed by the Senior Agent with respect to the matters covered hereby as the act, notice or document of the Senior Lenders who shall be bound thereby (without prejudice, however, to any rights or obligations of the Senior Lenders and the Senior Agent inter se). The Senior Agent shall not owe any fiduciary duty to either of the Junior Agents or any of the Senior Lenders or Junior Lenders.

          19. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Each party hereto agrees that all judicial proceedings brought against it arising out of or relating to this Agreement or its obligations hereunder may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York, and accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                 THE CHASE MANHATTAN BANK,
                                 as Senior Agent



                                 By:
                                    ----------------------------------------
                                    Title:



                                 TCI INVESTMENTS LLC
                                 as Junior Agent



                                 By:
                                    ----------------------------------------
                                    Title:



                                 GOLDENTREE HIGH YIELD OPPORTUNITIES I, L.P.
                                 as Junior Agent



                                 By:
                                    ----------------------------------------
                                    Title:



                                 TELEX COMMUNICATIONS, INC.



                                 By:
                                    ----------------------------------------
                                    Title: